Exhibit 10.22

PARSONS CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As Established

Effective January 1, 1997

PARSONS CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Parsons Corporation, a Delaware corporation with its principal place of business in California, (the “Employer”) hereby establishes the Parsons Corporation Supplemental Executive Retirement Plan (SERP) for the benefit of the eligible employees of the Employer on the terms and conditions described hereinafter:

ARTICLE 1

PREFACE

Section 1.1.  Effective Date.  The effective date of the Plan is January 1, 1997.

Section 1.2.  Purpose of the Plan.  The Plan is intended to benefit a select group of management or highly compensated employees of the Employer.

Section 1.3.  Governing Law.  This Plan shall be regulated, construed and administered under the laws of the State of California to the extent that such laws are not preempted by the laws of the United States of America.

Section 1.4.  Gender and Number.  The masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

ARTICLE 2

DEFINITIONS

Except as otherwise provided in the Plan, the definitions in The Parsons Corporation Employee Stock Ownership Plan, which are expressly incorporated herein by reference, shall have the same  meanings wherever used in the Plan, unless the context clearly indicates otherwise.

Section 2.1. Account shall mean the balance posted to the record of each Participant consisting of the Employer contributions made pursuant to Section 3.1 less any payment therefrom, as adjusted as set forth in Section 3.2.

Section 2.2.  Board shall mean the Board of Directors of Parsons Corporation.

Section 2.3.  Code shall mean the Internal Revenue Code of 1986, as amended, and any rulings or regulations thereunder.

Section 2.4.  Committee shall mean the Policy Committee and may consist of the CEO; the Senior Vice President and Chief Financial Officer; the Senior Vice President, General Counsel and Secretary; and the Vice President of Human Resources.  Committee members shall be appointed and removed at the sole discretion of the Chief Executive Officer.

Section 2.5.  Beneficiary shall mean the person or estate of a deceased Participant, entitled to benefits hereunder upon the death of a Participant.  At any time and from time to time, each Participant shall have the right to designate the Beneficiary or Beneficiaries to receive a portion of his death benefit or to revoke such designation; provided, that a Participant’s designation of a Beneficiary other than his spouse shall not be valid unless such spouse has consented to the designation in a form and manner satisfactory to the Committee and in compliance with the requirements of Code Section 417.  Each Beneficiary designation shall be evidenced by a written instrument signed by the Participant and filed with the Committee.  If a deceased Participant failed to designate a Beneficiary, the Committee is unable to locate the designated Beneficiary after making reasonable efforts, or the Beneficiary is deceased, distribution shall be made by payment of the deceased Participant’s entire Account to his personal representative in a lump sum within one year after his death.  If the deceased Participant is not a resident of California at the date of his death, the Committee in its discretion may require the establishment of ancillary administration in California.  If the Committee cannot locate a qualified personal representative of the deceased Participant, or if administration of his estate is not otherwise required, the Committee in its discretion may pay the deceased Participant’s Account to his heirs at law (determined in accordance with the laws of the State of California as they existed at the date of the Participant’s death).

Section 2.6.  Eligible Compensation shall mean, with respect to any Participant for any Plan Year, his Compensation, as defined in the ESOP, that is in excess of the compensation limit under Code Section 401(a)(17) for such Plan Year.

Section 2.7.  Employer shall mean Parsons Corporation and any affiliate approved by the Board of Directors of Parsons Corporation.

Section 2.8.  ESOP shall mean The Parsons Corporation Employee Stock Ownership Plan.

Section 2.9.  Participant shall mean each Senior Corporate Officer, President of a Global Business Unit or Regional Business Unit, and any other select management or highly compensated employee determined by the Committee to be eligible to participate in the Plan, as listed in Schedule A, which is attached to and made a part of the Plan.  An individual shall continue to be a Participant until all of his benefits are distributed from the Plan.

Section 2.10.  Plan shall mean Parsons Corporation Supplemental Executive Retirement Plan as herein set out or as duly amended.

Section 2.11.  Plan Year shall mean the calendar year.

Section 2.12.  Valuation Date shall mean the last day of the Plan Year.

Section 2.13.  Year of Service shall mean each Year of Cumulative Service, as defined in the ESOP, including such  years before the effective date of the Plan.

ARTICLE 3

EMPLOYER CONTRIBUTIONS

Section 3.1.  Employer Contributions.  The Employer shall credit fifteen percent (15%) of Eligible Compensation to the Account of each Participant whether or not he is actively at work on the Valuation Date.

Section 3.2.  Adjustments. Each Participant's Account shall be adjusted in the following manner and order as of each Valuation Date:

(a)	Payments. The total amount of payments made from the Account since the preceding Valuation Date shall be subtracted.

(b)

Net Gain or Loss.  Each Account will be increased or decreased by a percentage determined so as to reflect the change in the value of Parsons Company voting common stock since the preceding Valuation Date.  The value of such stock shall be the value established by an independent appraiser retained by the Policy Committee as of such Valuation Date for purposes of the ESOP.  Solely, with respect to Accounts in payment status under an installment option, each Account shall be credited with interest equal to the Bank of America prime rate in effect on the Valuation Date.

(c)	Employer Contributions. The Employer contributions made for the Participant since the preceding Valuation Date shall be added.

ARTICLE 4

VESTING AND DEATH BENEFITS

Section 4.1.  Vesting.  Each Participant shall be vested in his Account in accordance with the vesting schedule applicable to the ESOP.

Section 4.2.  Death Benefits.  If a Participant dies before payment in full of his Account, his Beneficiary shall be entitled to receive the Participant’s Account in a lump sum payment.  Such amount shall be distributed as soon as practicable after the Participant’s date of death.  The value of the Account shall be determined as of the Valuation Date coinciding with or immediately preceding the date of distribution.

ARTICLE 5

DISTRIBUTION OF BENEFITS

Section 5.1.  Retirement or Termination of Employment.  A Participant shall be eligible to retire under the Plan and receive his full Account at his Early Retirement Date or Normal Retirement Date, both as defined in the ESOP.  If a Participant remains employed beyond eligibility for retirement, his Account shall not be payable, and his participation in the Plan shall continue until he actually retires from employment with the Employer.  A  Participant who terminates employment before eligibility for retirement shall be eligible to receive his vested Account at his Normal Retirement Date, or at his Early Retirement Date if he has completed seven Years of Service, and the nonvested amounts shall be forfeited.  A Participant’s benefits shall be paid in a lump sum or in substantially equal annual installments for five or ten years, as elected by the Participant within 30 days of the date he first becomes a Participant.  Such benefits shall be paid, or commence to be paid, as soon as practicable following the Participant’s eligibility for distribution.  The value of a Participant’s Account shall be determined as of the Valuation Date coinciding with or immediately preceding the date distribution commences.  With respect to Accounts in payment status under an installment option, each Account shall be credited with interest equal to the Bank of America prime rate in effect on the Valuation Date.

Section 5.2.  Disability Retirement.  A Participant shall be eligible to retire and receive his full Account if he becomes permanently disabled while employed by the Employer.  Disability benefits shall be paid in a lump sum or in substantially equal annual installments for a period of either five or ten years, as elected by the Participant within 30 days of the date he first becomes a Participant.  Such benefits shall be paid, or commence to be paid, as soon as practicable following the Participant’s disability.  The value of the Participant’s Account shall be determined as of the Valuation Date coinciding with or immediately preceding the date of distribution.  With respect to Accounts in payment status under an installment option, each Account shall be credited with interest equal to the Bank of America prime rate in effect on the Valuation Date.  The Committee in its sole discretion shall determine whether a Participant is permanently disabled.  For this purpose, a permanent disability shall mean the Participant is prevented by bodily injury or disease or mental disease from engaging in any substantially similar occupation or employment with the Employer and that such condition will likely continue for the rest of his life.

Section 5.3.  Hardship Distribution.  Notwithstanding the provisions of Section 5.1, upon application to and approval by the Committee, a Participant who terminates employment before eligibility for retirement may receive one or more distributions of his Account if he establishes to the Committee’s satisfaction that he has suffered a financial hardship.  For this purpose, financial hardship shall mean a severe financial hardship to the Participant resulting from (a) sudden and unexpected illness or accident of the Participant or a dependent of the Participant (as defined in Code Section 152(a)), (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control.  Distribution shall not be made to the extent that hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets, to the extent such liquidation itself would not cause severe financial hardship, or by a distribution available under the terms of the ESOP.  Distribution due to financial hardship shall be made as soon as practicable after the date the Committee determines the existence of a hardship, and the amount distributed shall not exceed the amount of the financial need due to the hardship.

Section 5.4.  Withholding.  All benefits paid under the Plan shall be subject to applicable income and other tax withholding.  Benefits payable under the Plan may not be rolled over into an individual retirement account or annuity or a qualified retirement plan.

ARTICLE 6

FUNDING AND RIGHTS OF PARTICIPANTS

Section 6.1.  Unfunded.  The Plan is an unfunded, nonqualified plan.  The benefits provided under the Plan shall be payable by the Employer from its general assets.

Section 6.2.  Limitation on Rights of Participants and Beneficiaries.  No Participant or Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any asset of the Employer before the time that any such asset is paid to the Participant or Beneficiary as provided in Article 5.  The right of a Participant or Beneficiary to receive a benefit hereunder shall be the claim of a general, unsecured creditor of the Employer, and the Plan constitutes a mere promise by the Employer to pay benefits in the future.  Distribution in good faith of the Participant's vested Account shall be considered a full and complete discharge of the Employer's obligation under the Plan.

ARTICLE 7

MISCELLANEOUS

Section 7.1.  Liability of Employer.  Nothing in the Plan shall constitute the creation of a trust or other fiduciary relationship between the Employer and any Participant, Beneficiary or other person. The Employer shall not be considered a trustee by reason of the Plan.

Section 7.2.  Assignment and Alienation.  No rights under the Plan may be anticipated, assigned, transferred, alienated, pledged, sold, attached, garnished or encumbered by a Participant or Beneficiary.

Section 7.3.  Amendment or Termination.  The Employer hereby reserves the right, by action of the Board, to amend or terminate the Plan at any time.  In no event will amendment or termination of the Plan deprive a Participant of his vested benefit as of the date of such amendment or termination. Upon termination of the Plan, each Participant’s vested benefit shall be paid to him in a lump sum

Section 7.4.  No Guarantee of Employment.  Nothing in the Plan shall be construed as guaranteeing future employment to a Participant.  Unless otherwise provided in a separate agreement, a Participant shall continue to be a common law employee of the Employer solely at the will of the Employer.

Section 7.5.  Administration.  The Employer shall be the plan administrator, as defined by the meaning of the Employee Retirement Income Security Act of 1974, as amended.  The Committee shall have all discretionary authority necessary or appropriate to the administration of the Plan, including, but not by way of limitation, the discretionary authority:

(a)	to interpret the provisions of the Plan and to determine any questions arising under the Plan or in connection with the administration or operation hereof;

(b)	to determine all questions affecting the eligibility of any person to be or become a Participant in the Plan;

(c)

to determine the vested percentage of any Participant, to determine the Eligible Compensation of any Participant, and to compute the value of any Participant’s Account or any other sum payable under the Plan to any person; and

(d)	to establish rules and policies for the administration of the Plan and otherwise to control and manage the operation and administration of the Plan.

Section 7.6.  Application for Determination of Benefits.  The Committee may require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Committee or its delegate may require.  In the case of any person suffering from a disability which prevents him from making personal application for benefits, the Committee or its delegate may, in its discretion, permit another person acting on his behalf to submit  the application.

(a)

Within 90 days following receipt of an application and all necessary documents and information, the Committee or its delegate reviewing the claim shall furnish the claimant with written notice of the decision rendered with respect to the application.  In the case of a denial of the claimant’s application, the written notice shall set forth (i) the specific reasons for the denial, with reference to the Plan provisions on which the denial is based, (ii) a description of any additional material or information necessary for perfection of  the application (together with an explanation why the material or information is necessary), and (iii) an explanation of the Plan’s claims review procedure

(b)

A claimant who does not agree with the decision rendered under Section 7.6(a) hereof with respect to his application may appeal the decision to the Committee.  The appeal shall be made in writing within 65 days after the date of notice of the decision with respect to the application.  If the application has neither been approved nor denied within the 90-day period provided in Section 7.6(a) hereof, then the appeal shall be made within 65 days after the expiration of the 90-day period.  In making his appeal, the claimant may request that his application be given full and fair review by the Committee.  The claimant may review all pertinent documents and submit issues and comments in writing.  The decision of the Committee shall be made promptly, and not later than 60 days after the Committee’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of a request for review.  The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific references to pertinent Plan provisions on which the decision is based.

IN WITNESS WHEREOF, Parsons Corporation Supplemental Executive Retirement Plan is executed on behalf of the Employer, the ______ day of _______________________________, 1997.

PARSONS CORPORATION

Authorized Officer

PARSONS CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

PARTICIPANT ENROLLMENT AND ELECTION FORM

1.	Participant Information

Name	SSN

Address

2.	Form of Distribution

In the event of my retirement, disability or termination of employment, I hereby elect to receive distribution of my benefits under the Plan in the following form:

Lump-sum distribution
Annual installments for five years
Annual installments for ten years

Signature of Participant	Date

PARSONS CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

BENEFICIARY DESIGNATION FORM

1.	Beneficiary Designation

I hereby revoke any prior designation of beneficiary under the Plan and designate the following to receive any benefit payable under the Plan on account of my death, subject to my right to change this designation and subject to the terms of the Plan:

Name
Address
Relationship
SSN
% of Benefit

Signature of Participant	Date

2.	Spouse Consent

I am the spouse of the Participant.  I understand the death benefits to which I am entitled under the Plan if I do not consent to the Participant’s beneficiary designation above.  I further understand that all or part of the Participant’s Account under the Plan will be paid to the beneficiary or beneficiaries designated above, and I voluntarily consent to the Participant’s designation of such beneficiary or beneficiaries.  I realize that my consent is irrevocable unless the Participant changes the beneficiary designation.

Signature of Spouse	Date

Witnessed by an authorized Company representative:

Signature of Authorized Representative	Date